Exhibit 99.1

(4)  These options vest on October 1, 2012, provided the Reporting Person is an employee on that date, or earlier as follows:  in twelve equal tranches, vesting on (a) the later of (i) the first date on which the Fair Market Value (as defined in the Employment Agreement between Reporting Person and Issuer dated June 30, 2004) (“FMV”) of the stock is at least $30 and (ii) October 1, 2005, but only if the FMV is at least $30 on or before October 1, 2007, for the first tranche, (b) the later of (i) the first date on which the FMV of the stock is at least $35 and (ii) October 1, 2005, but only if the FMV is at least $35 on or before October 1, 2007, for the second, (c) the later of (i) the first date on which the FMV of the stock is at least $40 and (ii) October 1, 2005, but only if the FMV is at least $40 on or before October 1, 2008, for the third, (d) the later of (i) the first date on which the FMV of the stock is at least $45 and (ii) October 1, 2005, but only if (x) the FMV is at least $45 on or before October 1, 2008 or (y) the FMV is at least $40 on or before October 1, 2008 and at least $45 on or before October 1, 2009, for the fourth, (e) the later of (i) the first date on which the FMV of the stock is at least $30 and (ii) October 1, 2006, but only if the FMV is at least $30 on or before October 1, 2007, for the fifth, (f) the later of (i) the first date on which the FMV of the stock is at least $35 and (ii) October 1, 2006, but only if the FMV is at least $35 on or before October 1, 2007, for the sixth, (g) the later of (i) the first date on which the FMV of the stock is at least $40 and (ii) October 1, 2006, but only if the FMV is at least $40 on or before October 1, 2008, for the seventh, (h) the later of (i) the first date on which the FMV of the stock is at least $45 and (ii) October 1, 2006, but only if (x) the FMV is at least $45 on or before October 1, 2008 or (y) the FMV is at least $40 on or before October 1, 2008 and at least $45 on or before October 1, 2009, for the eighth, (i) the later of (i) the first date on which the FMV of the stock is at least $30 and (ii) October 1, 2007, but only if the FMV is at least $30 on or before October 1, 2007, for the ninth, (j) the later of (i) the first date on which the FMV of the stock is at least $35 and (ii) October 1, 2007, but only if the FMV is at least $35 on or before October 1, 2007, for the tenth, (k) the later of (i) the first date on which the FMV of the stock is at least $40 and (ii) October 1, 2007, but only if the FMV is at least $40 on or before October 1, 2008, for the eleventh and (l) the later of (i) the first date on which the FMV of the stock is at least $45 and (ii) October 1, 2007, but only if (x) the FMV is at least $45 on or before October 1, 2008 or (y) the FMV is at least $40 on or before October 1, 2008 and at least $45 on or before October 1, 2009, for the twelfth.